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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

     I, the undersigned Director and/or Officer of Conexant Systems, Inc., a Delaware corporation (the Company), hereby constitute DWIGHT W. DECKER, BALAKRISHNAN S. IYER and DENNIS E. O'REILLY, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, (1) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 and any amendments thereto; (2) any and all amendments (including supplements and post-effective amendments) to (a) the Registration Statement on Form S-3 registering securities to be sold pursuant to the Company's 1998 Stock Option Plan (Registration No. 333-70085); (b) the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company's 1999 Long-Term Incentives Plan and Directors Stock Plan (Registration No. 333-69385); (c) the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company's Retirement Savings Plan, as amended (Registration No. 333-68755); (d) the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company's 1999 Employee
Stock Purchase Plan and 1999 Non-Qualified Employee Stock Purchase Plan (Registration No. 333-84187); and (e) the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company's 2000 Non-Qualified Stock Plan (Registration No. 333-91347); and (3) any and all amendments (including supplements and post-effective amendments) to the Registration Statement on Form S-3 (Registration No. 333-82399) registering $350,000,000 aggregate principal amount of the Company's 4 1/4% Convertible Subordinated Notes due May 1, 2006 (the Notes) and shares of Common Stock, par value $1 per share, of the Company (including the associated Preferred Share Purchase Rights) issuable or deliverable upon conversion of the Notes.


Signature                     Title                         Date
---------                     -----                         ----

/s/ DWIGHT W. DECKER          Chairman of the Board         November 24, 1999
------------------------      and Chief Executive
Dwight W. Decker              Officer (principal
                              executive officer)


/s/ DONALD R. BEALL           Director                      November 23, 1999
------------------------
Donald R. Beall

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

Signature                    Title                      Date
---------                    -----                      ----

/s/ RICHARD M. BRESSLER      Director                   November 23, 1999
------------------------
Richard M. Bressler


/s/ F. CRAIG FARRILL         Director                   November 29, 1999
------------------------
F. Craig Farrill


/s/ JERRE L. STEAD           Director                   November 24, 1999
------------------------
Jerre L. Stead


/s/ BALAKRISHNAN S. IYER     Senior Vice President      November 24, 1999
------------------------     and Chief Financial
Balakrishnan S. Iyer         Officer (principal)
                             financial officer)


/s/ STEVEN M. THOMSON        Vice President and         November 24, 1999
------------------------     Controller (principal
Steven M. Thomson            accounting officer)